UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

AMG FUNDS I

(Name of Registrant as Specified In Its Charter)

FRIESS ASSOCIATES, LLC 401(k) RETIREMENT PLAN

FRIESS ASSOCIATES, LLC

JOSEPH FIELDS

SCOTT GATES

DAVID MARKY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AN IMPORTANT MESSAGE

FROM: FRIESS ASSOCIATES, LLC 401(k) RETIREMENT PLAN

(THE “FRIESS PLAN”)

TO: FELLOW SHAREHOLDERS

OF

AMG BOSTON COMMON GLOBAL IMPACT FUND

AND

AMG VERITAS GLOBAL REAL RETURN FUND

The Friess Plan Urges Shareholders of the AMG Boston Common Global Impact Fund and AMG Veritas Global Real Return Fund to Look for the GOLD Proxy Card

For AMG Funds I 2021 Special Meeting

April 22, 2021

Dear Fellow Shareholders:

We are writing to let you know that the Friess Associates, LLC 401(k) Retirement Plan (the “Friess Plan”) and certain other participants identified herein (collectively, the “Participants,” “we,” “us” or “our”) will be filing and mailing proxy materials in connection with the combined special meeting of shareholders of AMG Boston Common Global Impact Fund (formerly AMG Managers Brandywine Fund) (the “Global Impact Fund”) and AMG Veritas Global Real Return Fund (formerly AMG Managers Brandywine Blue Fund) (the “Global Real Return Fund”) (each, a “Fund,” and collectively, the “Funds”), each of which is a series of AMG Funds I (“AMG Funds I”), to be held virtually by telephone only on May 18, 2021, at 3:00 p.m. Eastern Time, and at any and all adjournments, continuations or postponements thereof (the “Meeting”).

At the Meeting, AMG Funds I is asking you, in your capacity as a shareholder of the Funds, to retroactively approve the unilateral decisions of the Board of Trustees of the AMG Funds I (the “Board”), which, among other things, seeks your approval of new subadvisory agreements with affiliates of AMG Funds LLC and Affiliated Managers Group, Inc. The proposals also seek your permission to make the Global Real Return Fund less diversified and, for both Funds, to allow AMG Funds LLC to take more actions with respect to future sub-advisers without future shareholder approval. The Friess Plan is concerned with the scope and effect of the Board’s decisions, which have altered the underlying investment strategies of the Funds without advance notice to the Funds’ shareholders.

You will be receiving a proxy statement, proxy card and other proxy materials from the Friess Plan in advance of the Special Meeting. It is imperative that you have all of the facts BEFORE casting your vote. In the interim, please IGNORE AND DISCARD the proxy materials sent to you by AMG Funds I.

A GOLD proxy card will accompany our proxy materials. WE STRONGLY URGE THAT YOU VOTE “AGAINST” THE PROPOSALS TO SEND AN IMPORTANT MESSAGE TO THE BOARD THAT IT IS ACCOUNTABLE TO THE SHAREHOLDERS AND MUST ACT IN THEIR BEST INTERESTS.

Thank you for your support. We look forward to being in contact soon.

Sincerely yours,

Friess Associates, LLC 401(k) Retirement Plan

CERTAIN INFORMATION ABOUT THE PARTICIPANTS

THIS SOLICATION IS BEING CONDUCTED BY THE FRIESS ASSOCIATES, LLC 401(K) RETIREMENT PLAN, FORMERLY KNOWN AS THE FRIESS ASSOCIATES, LLC MONEY PURCHASE PENSION PLAN (THE “FRIESS PLAN”), FRIESS ASSOCIATES, LLC, A DELAWARE LIMITED LIABILITY COMPANY (“FRIESS ASSOCIATES”), AND THE BOARD OF MANAGERS OF THE FRIESS PLAN, WHICH ACTS AS THE TRUSTEE FOR THE FRIESS PLAN AND IS COMPRISED OF JOSEPH FIELDS, SCOTT GATES AND DAVID MARKY, WHICH WE COLLECTIVELY REFER TO AS THE “PARTICIPANTS.” THE PARTICIPANTS’ BENEFICIALLY OWN IN THE AGGREGATE APPROXIMATELY 129,594 SHARES OF AMG BOSTON COMMON GLOBAL IMPACT FUND (FORMERLY AMG MANAGERS BRANDYWINE FUND) AND APPROXIMATELY 46,283 SHARES OF AMG VERITAS GLOBAL REAL RETURN FUND (FORMERLY AMG MANAGERS BRANDYWINE BLUE FUND), EACH OF WHICH IS A SERIES OF AMG FUNDS I (“AMG FUNDS I”).

ADDITIONAL INFORMATION AND WHERE TO FIND IT

SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS FROM THE SHAREHOLDERS OF AMG FUNDS I FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS OF AMG FUNDS I WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION ABOUT THE PARTICIPANTS. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF AMG FUNDS I AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANT’S PROXY SOLICITOR: OKAPI PARTNERS LLC AT (212) 297-0720.

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